UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 25, 2004

STAR SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-15234	52-1402131
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 LIBERTY WAY

CHESTER, VIRGINIA 23836

(Address of principal executive offices, including zip code)

(804) 530-0535

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 9, 2004, Star Scientific, Inc. (the “Company”) filed with the Securities and Exchange Commission a registration statement on Form S-3 (File No. 333-118054), as amended by Amendment No. 1 filed on August 20, 2004 (collectively, the “Registration Statement”), relating to the registration under the Securities Act of 1933, as amended, of shares of $0.0001 par value Common Stock of the Company (“Common Stock”) with an aggregate offering price of $25,000,000, which Registration Statement was declared effective on August 20, 2004. Subsequently, on August 31, 2004 the Company completed an offering of 1,510,000 shares of Common Stock under the Registration Statement with an aggregate purchase price of $6,795,000. On September 25, 2004 the Company entered into a Stock Purchase Agreement (the “Agreement”) with certain purchasers in connection with the offering of 3,640,000 shares of common stock under the Registration Statement with an aggregate offering price of $18,200,000 (the “Offering”). This Offering was completed on September 28, 2004. The Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The Company’s Press Release, dated September 28, 2004, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01. Other Events

The Company deems the following information to be material:

Management Acquisitions of Our Stock

In our quarterly report on Form 10-Q filed for the quarter ended June 30, 2004, which was filed on August 9, 2004, we disclosed that Jonnie Williams, our Chief Executive Officer and largest stockholder, and other members of management had expressed an intent to purchase up to 1 million shares of the Company’s common stock in transactions that may include purchases on the open market, private acquisitions from third parties and purchases directly from the Company. Between August 9, 2004 and the date of this report, Mr. Williams and David Dean, our Vice President of Sales and Marketing, have purchased an aggregate of 300,000 shares in private acquisitions from a third party.

Increase in Independent Director Compensation

In light of the increasing demands on our three independent directors due to the Sarbanes-Oxley Act and related developments, we have increased their compensation. On August 31, 2004, we issued to each of our three independent directors a stock option to purchase up to 150,000 shares of our common stock. Each such option vested immediately upon issuance and has an exercise price equal to $4.95, the closing price of our common stock on the business day prior to the issuance. In addition, subject to the approval of our stockholders at our next annual meeting, each independent director’s annual retainer option grant will increase from 25,000 to 50,000 shares. Each director will now receive $4,500 for each board and committee meeting attended personally and $3,500 for participation in such meetings telephonically. This represents an increase from $2,500 and $1,500, respectively. Fees for meeting attendance will now be capped at $6,000, compared to the current daily caps of $4,000 for in-person meetings and $2,500 for telephonic meetings. In addition, the audit committee chairman will receive an additional fee of $20,000 per year.

RJR Litigation

On September 1, 2004 a pre-trial conference was held with the Honorable Marvin J. Garbis to whom Star’s patent infringement lawsuit against R.J. Reynolds Tobacco Company (“RJR”) had been transferred in August 2004. Following the conference, on September 3, 2004, Judge Garbis issued a “First Procedural Order”. In that Order, Judge Garbis set a firm trial date for the patent infringement lawsuit to begin on Monday, January 24, 2005. The procedural order also established interim dates for the filing of various pretrial motions and other pretrial matters.

On July 30, 2004, RJR, Brown & Williamson Tobacco Corporation (“B&W”) and certain of their affiliated tobacco businesses combined operations under the new publicly traded holding company, Reynolds American Inc., which is 42% owned by British American Tobacco PLC, the former parent of B&W. RJR has recently taken the position that the new operating entity established as a result of this transaction has assumed all of the rights and obligations under the agreements with B&W. As a result, RJR has claimed that under the agreements Star is not in a position to continue its lawsuits against RJR. Star believes that this position is without merit and is contesting this assertion vigorously.

Agreements with B&W

        We have variety of agreements with B&W, including the agreements described under the risk factor having the caption “We have important relationships with B&W which, if not continued, could adversely impact on us” included in our filings. Given our pending patent infringement lawsuits against RJR, it is difficult to evaluate the precise impact which the transaction between B&W and RJR will have on Star and its operations. However, the fact that B&W and RJR have combined their operations could have a negative impact on the range of existing agreements which Star has entered into with B&W, including future royalties under its agreements relating to the Advance® low-tobacco-specific nitrosamines (“TSNA”) cigarette, hard tobacco products, potential royalties on B&W’s purchase of StarCured® tobacco and other low-TSNA tobacco, and the forgiveness of one-half of the then-outstanding indebtedness to B&W if B&W declares as successful the test marketing of a hard tobacco product and the remainder once B&W distributes a hard tobacco product in 15 states. For instance, as described above, RJR has recently asserted that our agreements with B&W were transferred to RJR as part of the business combination. While we believe this claim is without merit, it is not clear what impact, if any, this assertion will have on these agreements.

Use of Proceeds from Offering

We intend to use the net proceeds of this Offering, after expenses which we estimate to be $25,000, to satisfy substantially all of our past due payables and to fund other working capital needs, including but not limited to, additional cash requirements for our litigation against R.J. Reynolds, which is scheduled for trial beginning January 24, 2005, repayment of debt, MSA escrow obligations, capital expenditures, research and development, and related administrative expenses.

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Item	9.01. Financial Statements and Exhibits

(a)	Financial Statements.

None.

(b)	Pro Forma Financial Information

None.

(c)	Exhibits:

10.1	Stock Purchase Agreement, dated September 25, 2004, by and among the Company and certain purchasers.

99.1	Press Release of Star Scientific, Inc. dated September 28, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR SCIENTIFIC, INC.

Date: September 29, 2004	By:	/s/ Paul L. Perito
Paul L. Perito
Chairman of the Board, President and Chief Operating Officer

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